Item 77Q(e)
Copies of Any New or Amended Registrant Advisory Contracts

INDEPENDENCE ONE MUTUAL FUNDS
INVESTMENT ADVISORY CONTRACT


	This Contract is made between Independence One Capital Management Corporation, a registered investment adviser having its principal place of business in Farmington Hills, Michigan (the "Adviser"), and
Independence One Mutual Funds, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the
"Trust").

	WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange
Commission; and

	WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

	1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust on whose behalf the Trust executes an exhibit to this Contract, and Adviser, by its execution of each such exhibit, accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets. The Adviser shall determine the securities to be purchased or sold by the Trust and will place orders pursuant to its determinations with or through such persons, brokers or dealers in conformity with the policy, with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (hereinafter defined) or as the Board of Trustees may direct from time to time.

	2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

	3. The Trust shall pay or cause to be paid, on behalf of each Fund, all of the Fund's expenses and the Fund's allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of officers and Trustees of the Trust; fees for investment advisory services and administrative services; expenses incurred in the distribution of each Fund's shares including expenses of administrative support services; fees and expenses of preparing and printing amendments to its Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940; expenses of registering and qualifying the Trust, the Funds and shares of the Funds ("Shares") under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) and sales literature; expenses of registering, licensing, or other authorization of the Trust as a broker-dealer and of its officers as agents and salesmen under federal and state laws and regulations; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. The Trust will also pay each Fund's allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4. The Trust, on behalf of each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	6. This Contract shall begin for each Fund on the date that the Trust executes an exhibit to this Contract relating to such Fund. This Contract shall continue in effect for such Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund.

	7. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	9. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security.

	10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Adviser and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever, (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make statements therein not misleading, unless such statement or omission was made in reliance upon and conformity with written information furnished to the Trust with respect to the Adviser by or on behalf of the Adviser expressly for use in the Registration Statement or Prospectuses, or any amendment or supplement thereof.

	If any action is brought against the Adviser or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing paragraph, the Adviser shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. The Adviser or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Adviser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or action effected without its written consent. The Trust agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of shares or in connection with such Registration Statement or Prospectuses.

	(b) The Adviser agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Trust to the Adviser but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectuses or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust with respect to the Adviser by or on behalf of the Adviser expressly for use in the Registration Statement or Prospectuses or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or Prospectuses, or any amendment or supplement thereof, and in respect of which indemnity may be sought against the Adviser, the Adviser shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to the Adviser by the provisions of subsection (a) above.

	(c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Contract.

	11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

	12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature. The Trust agrees to cause its distributors to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	15. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.




EXHIBIT A
INDEPENDENCE ONE PRIME MONEY MARKET FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.40 of 1% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.40% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President



EXHIBIT B
INDEPENDENCE ONE MICHIGAN MUNICIPAL CASH FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.40% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.40% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President



EXHIBIT C
INDEPENDENCE ONE U.S. TREASURY MONEY MARKET FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.40% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.40% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President



EXHIBIT D
INDEPENDENCE ONE U.S. GOVERNMENT SECURITIES FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.70% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.70% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President




EXHIBIT E
INDEPENDENCE ONE EQUITY PLUS FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.40% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.40% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President




EXHIBIT F
INDEPENDENCE ONE FIXED INCOME FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President




EXHIBIT G
to the
Investment Advisory Contract
INDEPENDENCE ONE INTERNATIONAL EQUITY FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President



EXHIBIT H
to the
Investment Advisory Contract
INDEPENDENCE ONE SMALL CAP FUND



	For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50% of the average daily net assets of the Fund.

	The fee shall be accrued daily at the rate of 1/365th of 0.50% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 2nd day of April, 2001.


INDEPENDENCE ONE CAPITAL
MANAGEMENT CORPORATION



By:  /s/ Robert J. Stapleton
Name:  Robert J. Stapleton
Title:  Senior Vice President


INDEPENDENCE ONE MUTUAL FUNDS



By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President